As filed with the Securities and Exchange Commission on August 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTINGTON INGALLS INDUSTRIES, INC.*

(Exact name of registrant as specified in its charter)

*	The co-registrants listed on the next page are also included in this registration statement as additional registrants.

Delaware	90-0607005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4101 Washington Avenue

Newport News, VA 23607

(757) 380-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad N. Boudreaux

Executive Vice President and Chief Legal Officer

Huntington Ingalls Industries, Inc.

4101 Washington Avenue

Newport News, VA 23607

(757) 380-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Meredith Cross

Lillian Brown

Wilmer Cutler Pickering Hale and Dorr LLP

2100 Pennsylvania Avenue NW

Washington, DC 20037

(202) 663-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

In addition to Huntington Ingalls Industries, Inc., the following direct or indirect subsidiaries of Huntington Ingalls Industries, Inc. may be guarantors of debt securities issued by Huntington Ingalls Industries, Inc. and are co-registrants.

Exact Name of Registrant as Specified in Its Charter	State of Organization	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
Commonwealth Technology Innovation LLC	Virginia	54-0830764	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

Enlighten IT Consulting LLC	Maryland	37-1557009	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

Fleet Services Holding Corp.	Delaware	54-1946720	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

HII Fleet Support Group LLC	Delaware	54-1939565	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

HII Mission Technologies Corp.	Delaware	54-2061691	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

HII Nuclear Inc.	Delaware	13-2635898	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

HII Services Corporation	Delaware	47-1929107	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

HII TSD Holding Company	Delaware	81-1485592	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

HII Technical Solutions Corporation	Delaware	81-4093439	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

HII Unmanned Systems, Inc.	Delaware	51-0659798	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

Exact Name of Registrant as Specified in Its Charter	State of Organization	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices

Huntington Ingalls Incorporated	Virginia	54-0318880	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

Huntington Ingalls Industries Energy and Environmental Services, Inc.	Delaware	46-4331677	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

Huntington Ingalls Unmanned Maritime Systems, Inc.	Delaware	47-1808444	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

Newport News Nuclear Inc.	Virginia	11-3813378	c/o Huntington Ingalls Industries, Inc. 4101 Washington Avenue, Newport News, Virginia 23607 (757) 380-2000

PROSPECTUS

Huntington Ingalls Industries, Inc.

Debt Securities

Guarantees

Common Stock

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Our debt securities may be guaranteed by one or more of our subsidiaries identified in this prospectus. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “HII”.

Investing in these securities involves risks. See the information included under “Risk Factors” on page 5 of this prospectus and included in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If any third party provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

A statement contained in a subsequent prospectus supplement or document incorporated by reference into this prospectus after the date hereof shall be deemed to be modified or superseded for purposes of this prospectus to the extent that such statement contained in this prospectus conflicts or is otherwise inconsistent with the statement in any such prospectus supplement or subsequently filed document which is also incorporated in this prospectus. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Unless the context otherwise indicates, references in this prospectus to “HII,” the “Company,” “we,” “our” and “us” or similar references refer, collectively, to Huntington Ingalls Industries, Inc., a Delaware corporation, and its consolidated subsidiaries, including the subsidiary guarantors. References in this prospectus to “subsidiary guarantors” means, initially, Commonwealth Technology Innovation LLC, Enlighten IT Consulting LLC, Fleet Services Holding Corp., HII Fleet Support Group LLC, HII Mission Technologies Corp., HII Nuclear Inc., HII Services Corporation, HII TSD Holding Company, HII Technical Solutions Corporation, HII Unmanned Systems, Inc., Huntington Ingalls Incorporated, Huntington Ingalls Industries Energy and Environmental Services, Inc., Huntington Ingalls Unmanned Maritime Systems, Inc. and Newport News Nuclear Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.hii.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34910) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under this registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 1, 2024;

•

The portions of our definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of the Stockholders, as filed with the SEC on March 19, 2024, that are specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 2, 2024 and August 1, 2024, respectively;

•	Current Reports on Form 8-K as filed with the SEC on May 2, 2024 (as amended by Amendment No. 1 as filed with the SEC on July 31, 2024); and

•

The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on March  16, 2011, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 1, 2024, and including all amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Office of the Corporate Secretary

4101 Washington Ave

Newport News, VA 23607

Attn: HII Corporate Treasury

(757) 380-2000

We also maintain a website at www.hii.com. The information contained at our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs, including cost increases due to inflation, and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics, and similar outbreaks; our ability to attract, retain, and train a qualified workforce; disruptions impacting global supply, including those resulting from the ongoing conflict between Russia and Ukraine and in the Middle East; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed herein and in our other filings with the SEC. Additional factors include those described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

RISK FACTORS

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

HUNTINGTON INGALLS INDUSTRIES, INC.

Huntington Ingalls Industries, Inc. (“HII,” the “Company”, “we,” “us,” or “our”) is a global, all-domain defense partner, building and delivering the world’s most powerful, survivable naval ships and technologies that safeguard America’s seas, sky, land, space, and cyber. HII is organized into three reportable segments: Ingalls Shipbuilding (“Ingalls”), Newport News Shipbuilding (“Newport News”), and Mission Technologies. For more than a century, our Ingalls segment in Mississippi and Newport News segment in Virginia have built more ships in more ship classes than any other U.S. naval shipbuilder, making HII America’s largest shipbuilder. The Mission Technologies segment develops integrated solutions that enable today’s connected, all-domain force. Headquartered in Newport News, Virginia, we employ over 44,000 people domestically and internationally.

We conduct most of our business with the U.S. Government, primarily the Department of Defense. As prime contractor, principal subcontractor, team member, or partner, we participate in many high-priority U.S. defense programs. Ingalls includes our non-nuclear ship design, construction, repair, and maintenance businesses. Newport News includes all of our nuclear ship design, construction, overhaul, refueling, and repair and maintenance businesses. Our Mission Technologies segment provides a wide range of services and products, including command, control, computers, communications, cyber, intelligence, surveillance, and reconnaissance systems and operations; the application of Artificial Intelligence and machine learning to battlefield decisions; defensive and offensive cyberspace strategies and electronic warfare; unmanned autonomous systems; live, virtual, and constructive training solutions; fleet sustainment; and critical nuclear operations.

Our principal executive offices are located at 4101 Washington Avenue, Newport News, Virginia 23607, and our telephone number is (757) 380-2000.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes and those of our consolidated subsidiaries, unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, the acquisition of companies or businesses, repayment and refinancing of debt, repurchases of our common stock, working capital, capital expenditures and any other general corporate purpose. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description summarizes the general terms and provisions of the debt securities that Huntington Ingalls Industries, Inc. may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Huntington Ingalls Industries, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us, any guarantors party thereto and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us, any guarantors party thereto and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures, and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Guarantees

Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any of our subsidiaries. If the applicable prospectus supplement specifies otherwise, however, one or more of the subsidiary guarantors, may fully and unconditionally guarantee to each holder of debt securities issued by us (each, a “subsidiary guarantee”) the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same become due and payable, whether at maturity, upon acceleration or otherwise. The prospectus supplement will describe the subsidiary guarantees and the terms under which such subsidiary guarantees will be provided and the conditions under which such subsidiary guarantees may be released. The subsidiary guarantees will be unsecured and, with respect to a subsidiary guarantee of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the subsidiary guarantor, and, with respect to the respective subsidiary guarantee of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of the respective subsidiary guarantor.

The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantee and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantee were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantor, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liabilities or expenses;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•	We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•

to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series or confirm and evidence the release, termination or discharge thereof when such release, termination or discharge is permitted by the senior indenture;

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to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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to provide for or add guarantors with respect to the senior debt securities of any series or confirm and evidence the release, termination or discharge of any guarantor when such release, termination or discharge is permitted by the senior indenture;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for the issuance of additional senior debt securities of any series;

•	to comply with the rules of any applicable depositary;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities, including the subsidiary guarantees, if any, will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities, including the subsidiary guarantees, if any, relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities, including the subsidiary guarantees, if any, are identical in all material respects to the terms of the senior indenture and senior debt securities, including the subsidiary guarantees, if any.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities and any guarantees is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we and any subsidiary guarantors may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

Global Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.

We may issue the debt securities of a particular series in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee or other agent of ours, or any agent of any trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the debt securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is intended as a summary only and therefore is not a complete description of our common stock. This description is based upon, and is qualified by reference to, our Restated Certification of Incorporation (“Certificate”), our Restated Bylaws (“Bylaws”) and applicable provisions of Delaware corporate law. You should read our Certificate and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share.

Annual and Special Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our Bylaws. Written notice must be mailed to each stockholder entitled to vote or otherwise given in accordance with our Bylaws not less than 10 nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may only be called by the board of directors, the chairperson of the board of directors or the holders of shares representing at least twenty percent of all the shares of our capital stock issued and outstanding and entitled to vote at such meeting. Except as may be otherwise provided by applicable law, our Certificate or our Bylaws, all elections shall be decided by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights for the election of directors. Holders of a plurality of the shares entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Dividends may be paid on our common stock and on any class or series of stock entitled to participate with common stock as to dividends, but only when and as declared by the board of directors and only if full dividends on all then-outstanding series of our preferred stock for the then current and prior dividend periods have been paid or provided for.

Liquidation, Dissolution and Winding Up. In the event of liquidation, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may be outstanding at that time.

Other Rights. The outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock do not have any preemptive, conversion or redemption rights.

Preferred Stock. Under the terms of the Certificate, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each such series of preferred stock shall have such powers (including voting powers, full or limited, or no voting powers), and such designations, preferences and relative, participating, optional or other rights and such qualifications limitations or restrictions thereof, if any, as shall be determined by the board of directors. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. In addition, the issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our Certificate and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Certificate does not provide for cumulative voting.

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders. Our Certificate provides that except for additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of our Certificate, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

Board Vacancies. Under the Certificate, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.

Stockholder Nomination of Directors. Our Bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not later than the close of business on the later of (i) the 135th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by us.

No Action By Written Consent. Our Certificate provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders, unless the board of directors authorizes such action to be taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate have been satisfied.

Undesignated Preferred Stock. Our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Contractual Limitations on Business Combinations. Our nuclear shipbuilding operations are considered vitally important to the U.S. Navy. As a result, our Navy contracts include notice and approval rights for the Navy and conditions regarding the Navy’s obligations to indemnify us for losses relating to our naval nuclear operations, in the event of a change of control of our nuclear shipbuilding operations. Such provisions require us to provide the U.S. Navy with notice of any potential change of control of our nuclear shipbuilding operations and receive the Navy’s consent to transfer certain related licenses to facilitate the Navy’s ability to confirm that a potential buyer would continue to conduct our operations in a satisfactory manner.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Choice of Forum. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, other employees or stockholders to us or our stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (D) any action asserting a claim arising pursuant to any provision of our Certificate or Bylaws (in each case, as they may be amended from time to time), (E) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, or (F) any action governed by the internal affairs doctrine.

This choice of forum provision does not apply to claims arising under the Securities Act or the Exchange Act, and the rules and regulations promulgated thereunder. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act and the rules and regulations promulgated thereunder.

These provisions of Delaware law, our Certificate and our Bylaws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

PLAN OF DISTRIBUTION

We may sell securities:

•	to or through underwriters or dealers;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, Wilmer Cutler Pickering Hale and Dorr LLP will issue an opinion about the validity of the securities in respect of which this prospectus is being delivered. Certain other legal matters with respect to the subsidiary guarantors incorporated in Virginia and Maryland will be passed upon for us by Tiffany M. King and Ballard Spahr LLP, respectively. Agents, underwriters, or dealers, who we will identify in a prospectus supplement, may have their counsel opine about certain legal matters relating to the securities.

Ms. King is employed by a subsidiary guarantor which may fully and unconditionally guarantee any debt securities issued by Huntington Ingalls Industries, Inc. from time to time pursuant to this prospectus and an accompanying prospectus supplement. Ms. King is paid a salary in connection with such employment and is a participant in various employee benefit plans and incentive plans offered by Huntington Ingalls Industries, Inc. and such subsidiary guarantor. Ms. King owns or has rights to acquire an aggregate of less than 1% of the outstanding common stock of Huntington Ingalls Industries, Inc.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, and the related financial statement schedule incorporated by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Huntington Ingalls Industries, Inc. and its subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

HUNTINGTON INGALLS INDUSTRIES, INC.

Debt Securities

Guarantees

Common Stock

PROSPECTUS

August 5, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the registrants in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$(1)
Printing and engraving	(2)
Accounting services	(2)
Legal fees of registrant’s counsel	(2)
Transfer agent’s, trustee’s and depositary’s fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
(2)

These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The following summaries are qualified in their entirety by reference to the applicable statute, the registrants’ incorporation, formation, or other organizational document, as applicable and as amended to date, and the registrants’ bylaws or limited liability company agreement, as applicable and as amended to date.

Registrants Incorporated in Delaware

With respect to the registrants incorporated in Delaware, Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Huntington Ingalls Industries, Inc.

Elimination of Liability of Directors. The Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions), or (iv) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

While the Restated Certificate of Incorporation provides the Company’s directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Restated Certificate of Incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions of the Restated Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

Indemnification of Directors and Officers. The Company’s Restated Bylaws (the “Restated Bylaws”) provide that the Company will indemnify and hold harmless, to the fullest extent authorized by the DGCL as it presently exists or may thereafter be amended, any person (an “Indemnitee”) who was or is made a party, or is threatened to be made a party, to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or while he or she is or was serving at the request of the board of directors or an executive officer of the Company as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. The Restated Bylaws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, the Company will be required to indemnify an Indemnitee in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, or part thereof, initiated by such Indemnitee only if such action, suit or proceeding, or part thereof, was authorized by the Company’s board of directors.

The Restated Bylaws further provide that the Company will pay the expenses incurred by an Indemnitee in defending or preparing for any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in advance of its final disposition; provided, however, that, if (x) in the case of a director or officer, the DGCL so requires, or (y) in the case of any other person entitled to indemnification under the Restated Bylaws, the board of directors otherwise deems it appropriate, an advancement of expenses shall be made only upon delivery to the Company of an undertaking containing such terms and conditions, including the requirement of security (if any), as the Company’s board of directors deems appropriate, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified under the relevant section of the Restated Bylaws or otherwise. The Company is not obligated to advance fees and expenses to a director, officer or any other person in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, instituted by the Company against such person.

The Restated Bylaws also expressly state that the Company may grant additional rights to indemnification and to the advancement of expenses to any of the Company’s employees or agents to the fullest extent permitted by law. The Company has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

Other Registrants Incorporated in Delaware

The certificates of incorporation of each of Fleet Services Holding Corp. and HII TSD Holding Company provide that a director of the corporation will not have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of directors.

The certificate of incorporation of HII Technical Solutions Corporation provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The certificate of incorporation of HII Mission Technologies Corp. similarly provides that, to the fullest extent permitted by law, no director of the corporation will be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

The certificates of incorporation of each of HII Services Corporation, Huntington Ingalls Industries Energy and Environmental Services, Inc., Huntington Ingalls Unmanned Maritime Systems, Inc., HII Unmanned Systems, Inc., and HII Nuclear Inc., provide that a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions), or (iv) for any transaction from which the director derives an improper personal benefit. HII Nuclear Inc.’s certificate of incorporation provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent, against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify against such liability. All of the organizational documents for registrants located in Delaware formed as corporations contain a provision to relieve directors from monetary damages.

The certificates of incorporation of each of Fleet Services Holding Corp. and HII Unmanned Systems, Inc., and the bylaws of Fleet Services Holding Corp. provide that the Company may advance expenses incurred by a director or officer in defending or investigating a threatened or pending action to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

The bylaws of all of the registrants located in Delaware formed as corporations other than Fleet Services Holding Corp., provide that an indemnitee shall, to the fullest extent not prohibited by law, have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required in advance of its final disposition (hereinafter an “advancement of expenses”).

With the exception of the bylaws for Fleet Services Holding Corp. and HII Mission Technologies Corp., the bylaws of all of the registrants organized in Delaware provide that an advancement of such expenses shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses.

In addition, the bylaws of all of the registrants organized in Delaware formed as corporations, other than Fleet Services Holding Corp., provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

HII Fleet Support Group LLC

HII Fleet Support Group LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Amended and Restated LLC Agreement of HII Fleet Support Group LLC (the “HII Fleet Support Group LLC Agreement”) limits liability such that neither the member nor any manager, officer or agent of the company shall be liable for any debts, obligations or liabilities of the company or each other, whether arising in tort contract or otherwise, solely by reason of being a member, manager, officer or agent of the company or acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the company. Furthermore, the members, managers, or officers who were or are a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal including a proceeding brought on behalf of the member, because the party is or was a member, manager or officer of the company, or is or was serving at the request of the company as a manager, director, trustee, partner or officer of another entity, against any liability and reasonable expenses (including reasonable attorneys’ fees) incurred by such party in connection with such proceeding unless a judgment or other final adjudication adverse to such party establishes that his or her acts were the result of willful misconduct or a knowing violation of law. The HII Fleet Support Group LLC Agreement provides that HII Fleet Support Group LLC will relieve each of its members, managers, officers or agents from personal liability to HII Fleet Support Group LLC for damages for any breach of duty owed to HII Fleet Support Group LLC; provided that, in the case of any officer, the liability of such person is not eliminated under the relevant section of the HII Fleet Support Group LLC Agreement if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions involved willful misconduct or a knowing violation of law. The HII Fleet Support Group LLC Agreement allows for advance payments for reasonable expenses incurred by an indemnified party. The HII Fleet Support Group LLC Agreement provides that HII Fleet Support Group LLC may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by the company to indemnify the member or the officers directly.

Registrants Incorporated in Virginia

With respect to the registrants incorporated in Virginia, the Virginia Stock Corporation Act (the “VSCA”) permits indemnification of a corporation’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Sections 13.1-697 and 13.1-702 of the VSCA generally authorize a Virginia corporation to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Additionally, Section 13.1-704 of the VSCA provides that a Virginia corporation has the power to make any further indemnity to any director or officer, including under its articles of incorporation or any by-law or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law.

The Amended and Restated Articles of Incorporation of Huntington Ingalls Incorporated provides that the registrant will indemnify its directors and officers to the fullest extent permitted by the VSCA. The organizational documents of Newport News Nuclear Inc. do not restrict the registrants’ ability to indemnify their directors and officers in accordance with the VSCA.

The Amended and Restated Articles of Incorporation of Huntington Ingalls Incorporated also provide that, to the fullest extent that the VSCA permits the limitation or elimination of the liability of directors and officers, none of its directors or officers shall be liable to it or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.

Commonwealth Technology Innovation LLC

Commonwealth Technology Innovation LLC (“CTI”) is a Virginia limited liability company. Section 13.1-1009 of the Virginia Limited Liability Company Act (the “VLLCA”) permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding. Section 13.1-1025 of the VLLCA provides for limitations on the amount of damages assessed against members and managers of a limited liability company arising out of a single transaction, occurrence or course of conduct, which may not exceed the lesser of: (i) the monetary amount, including the elimination of liability, specified in writing in the articles of organization or an operating agreement as a limitation on or elimination of the liability of the manager or member; or (ii) the greater of (a) $100,000 or (b) the amount of cash compensation received by the manager or member from the limited liability company during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of a manger or member shall not be limited to the extent otherwise provided in the articles of organization or an operating agreement, or if the manager or member engaged in willful misconduct or a knowing violation of the criminal law.

The LLC Operating Agreement (the “LLC Agreement”) of CTI provides that no member, organizer, officer or any authorized person or any of their respective officers, members, shareholders, partners, employees, representatives, agents or affiliates (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other person that is a party to or is otherwise bound by the LLC Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement. However, a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or breach of the implied covenant of good faith and fair dealing created by the VLLCA or under applicable law.

In addition, the LLC Agreement provides that to the fullest extent permitted by applicable law, the Company will indemnify a Covered Person for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person. However, such Covered Person shall not be entitled to be indemnified by reason of such Covered Person’s gross negligence, willful misconduct breach of the implied covenant of good faith and fair dealing created under applicable law, provided, however, that any such indemnity by the Company shall be provided out of and to the extent of Company assets only and such Covered Person shall not have personal liability on account thereof.

The LLC Agreement also provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person shall be advanced by the Company prior to the final disposition of such claim, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified.

The LLC Agreement also provides that if a Covered Person becomes involved in any capacity in any action, proceeding or investigation in connection with the LLC Agreement or the Company’s business or affairs, whether or not pending or threatened and whether or not any Covered Person is a party thereto, the Company will pay such reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith: provided, that, such Covered Person shall provide the Company with an undertaking to promptly repay to the Company the amount of any such reimbursed expenses paid to him, her or it to the extent that it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. It further provides that if for any reason (other than by reason of the exclusions from indemnification) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold him harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, damage or claim in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by such Covered Person on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

Registrant Incorporated in Maryland

Enlighten IT Consulting LLC

Enlighten IT Consulting LLC (“Enlighten”) is a Maryland limited liability company. Section 4A-203 of the Maryland Limited Liability Company Act (the “Maryland Act”) permits a Maryland limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions.

Enlighten’s operating agreement provides that the Company will indemnify and hold harmless (such persons, the “Indemnified Person”), to the fullest extent authorized by the Maryland Act, any person, against all expenses, liabilities and losses (including attorneys’ fees) reasonably incurred or suffered by such person or such person’s affiliates by reason of the fact that such person is or was a member or is or was serving as a manager, officer, principal, member, partner, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, partner, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that (unless the members otherwise consent) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its affiliates’ gross negligence, misconduct, recklessness or knowing violation of law, or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its affiliates contained herein or in the other agreements with the Company. The operating agreement provides that unless the members otherwise determine, no person shall be entitled to indemnification with respect to a proceeding initiated by such person or with respect to a proceeding between such person on the one hand and any of the Company or its subsidiaries on the other. Expenses, including attorneys’ fees and expenses. The operating agreement further provides that the Company will pay expenses (including attorneys’ fees) incurred by any Indemnified Person in defending a proceeding in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person (in form and substance acceptable to the Members) to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

Item 16. Exhibits.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement relating to the Common Stock of Huntington Ingalls Industries, Inc.

1.2*	Form of Underwriting Agreement relating to the debt securities issued by Huntington Ingalls Industries, Inc.

3.1	Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., filed March 30, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2011)

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 28, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2014)

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 21, 2015 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015)

3.4	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 12, 2021 (incorporated by reference to Annex B to the Proxy Statement filed on March 19, 2021)

3.5	Restated Bylaws of Huntington Ingalls Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 8, 2022)

3.6	Certificate of Incorporation of Fleet Services Holding Corp., dated May 12, 1999 (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.7	Bylaws of Fleet Services Holding Corp. (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.8	Certificate of Formation of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated April 14, 1999 (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.9	Certificate of Amendment to Certificate of Formation of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated April 20, 1999 (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.10	Certificate of Amendment to Certificate of Formation of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated May 25, 2018 (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 filed on November 10, 2020)

3.11	Amended and Restated LLC Agreement of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated July 13, 2007 (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.12	Certificate of Incorporation of HII TSD Holding Company (f/k/a HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation)), dated February 8, 2016 (incorporated by reference to Exhibit 3.37 to the Company’s Registration Statement on Form S-4 filed on November 10, 2020)

Exhibit No.	Description

3.13	Certificate of Merger of Cobra Merger Corp. with and into HII TSD Holding Company (f/k/a HII Mission Driven Innovative Solutions Holding Company (Camber Holding Corporation), dated December 1, 2016 (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.14	Certificate of Amendment to the Certificate of Incorporation of HII TSD Holding Company (f/k/a HII Mission Driven Innovative Solutions Holding Company (Camber Holding Corporation), dated June 7, 2018 (incorporated by reference to Exhibit 3.39 to the Company’s Registration Statement on Form S-4 filed on November 10, 2020)

3.15	Amended and Restated Bylaws of HII TSD Holding Company (f/k/a Camber Holding Corporation) (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.16	Amended and Restated Certificate of Incorporation of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.), dated June 1, 2010 (incorporated by reference to Exhibit 3.62 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.17	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.), dated December 12, 2014 (incorporated by reference to Exhibit 3.63 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.18	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.), dated June 7, 2018 (incorporated by reference to Exhibit 3.59 to the Company’s Registration Statement on Form S-4 filed on November 10, 2020)

3.19	Amended and Restated Bylaws of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.) (incorporated by reference to Exhibit 3.64 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.20	Certificate of Incorporation of HII Services Corporation, dated September 25, 2014 (incorporated by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.21	Bylaws of HII Services Corporation (incorporated by reference to Exhibit 3.39 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.22	Certificate of Incorporation of HII Technical Solutions Corporation, dated October 5, 2016 (incorporated by reference to Exhibit 3.40 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.23	Bylaws of HII Technical Solutions Corporation (incorporated by reference to Exhibit 3.41 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.24	Certificate of Merger of HII Unmanned Systems Inc. with and into Hydroid, Inc., dated December 17, 2020. (incorporated by reference to Exhibit 3.59 to the Company’s Registration Statement on Form S-4 filed on May 10, 2022)

3.25	Certificate of Incorporation of HII Unmanned Systems Inc. (f/k/a Hydriod, Inc.), dated December 7, 2007 (incorporated by reference to Exhibit 3.81 to the Company’s Registration Statement on Form S-4 filed on November 10, 2020)

3.26	Bylaws of HII Unmanned Systems Inc. (f/k/a Hydriod, Inc.) (incorporated by reference to Exhibit 3.82 to the Company’s Registration Statement on Form S-4 filed on November 10, 2020)

Exhibit No.	Description

3.27	Certificate of Restatement of Articles of Incorporation of Huntington Ingalls Incorporated, dated April 14, 2011 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.28	Amended and Restated Bylaws of Huntington Ingalls Incorporated (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.29	Certificate of Incorporation of Huntington Ingalls Industries Energy and Environmental Services, Inc., dated December 17, 2013 (incorporated by reference to Exhibit 3.47 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.30	Bylaws of Huntington Ingalls Industries Energy and Environmental Services, Inc. (incorporated by reference to Exhibit 3.48 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.31	Certificate of Incorporation of Huntington Ingalls Unmanned Maritime Systems, Inc., dated September 10, 2014 (incorporated by reference to Exhibit 3.49 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.32	Bylaws of Huntington Ingalls Unmanned Maritime Systems, Inc. (incorporated by reference to Exhibit 3.50 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.33	Articles of Incorporation of Newport News Nuclear Inc., dated May 17, 2007 (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.34	Bylaws of Newport News Nuclear Inc. (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.35	Certificate of Amendment to the Certificate of Incorporation of HII TSD Holding Company (f/k/a HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation)), dated November 18, 2020 (incorporated by reference to Exhibit 3.118 to the Company’s Registration Statement on Form S-4 Filed November 19, 2020)

3.36	Articles of Conversion of Commonwealth Technology, Incorporated into Commonwealth Technology Innovation LLC, dated, August 22, 2018 (incorporated by reference to Exhibit 3.90 to the Company’s Registration Statement on Form S-4 filed on May 10, 2022)

3.37	Articles of Organization of Commonwealth Technology LLC, dated August 23, 2018 (incorporated by reference to Exhibit 3.91 to the Company’s Registration Statement on Form S-4 filed on May 10, 2022)

3.38	Articles of Amendment of Commonwealth Technology LLC which changes its name to Commonwealth Technology Innovation LLC and dated, March 27, 2019 (incorporated by reference to Exhibit 3.92 to the Company’s Registration Statement on Form S-4 filed on May 10, 2022)

3.39	Operating Agreement of Commonwealth Technology Innovation LLC, dated July 20, 2020 (incorporated by reference to Exhibit 3.93 to the Company’s Registration Statement on Form S-4 filed on May 10, 2022)

3.40	Amended and Restated Articles of Organization of Enlighten IT Consulting LLC, dated December 21, 2016 (incorporated by reference to Exhibit 3.94 to the Company’s Registration Statement on Form S-4 filed on May 10, 2022)

3.41	Articles of Conversion of Enlighten IT Consulting Inc. into Enlighten IT Consulting LLC, dated December 21, 2016 (incorporated by reference to Exhibit 3.95 to the Company’s Registration Statement on Form S-4 filed on May 10, 2022)

Exhibit No.	Description

3.42	Operating Agreement of Enlighten IT Consulting LLC, dated December 21, 2016 (incorporated by reference to Exhibit 3.102 to the Company’s Registration Statement on Form S-4 filed on May 10, 2022)

3.43	Amended and Restated Limited Liability Company Agreement of Enlighten IT Consulting LLC, dated June 29, 2023

3.44	Amended and Restated Bylaws of HII Mission Technologies Corp. (f/k/a Alion Science & Technology Corporation), dated January 1, 2023

3.45	Sixth Amended and Restated Certificate of Incorporation of HII Mission Technologies Corporation (f/k/a Alion Science & Technology Corporation), dated December 21, 2022, as amended

4.1	Form of Senior Indenture (including form of Guarantee)

4.2*	Form of Senior Note

4.3	Form of Subordinated Indenture (including form of Guarantee)

4.4*	Form of Subordinated Note

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

5.2	Opinion of Tiffany M. King, Corporate Vice President and Associate General Counsel of Huntington Ingalls Industries, Inc.

5.3	Opinion of Ballard Spahr LLP

22	List of Subsidiary Guarantors (incorporated by reference herein by reference to Exhibit 22 to the Company’s Annual Report on Form 10-K filed on February 1, 2024)

23.1	Consent of Deloitte &Touche LLP, independent registered public accounting

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.3	Consent of Tiffany M. King (included in Exhibit 5.2)

23.4	Consent of Ballard Spahr LLP (included in Exhibit 5.3)

24	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

107	Filing Fee Table

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

Item 17. Undertakings.

Each undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

each of the undersigned Registrants undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act:

(i)

the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by a Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Each of the undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of such Huntington Ingalls Industries, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Each of the undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:	/s/ Christoper D. Kastner
Name: Christopher D. Kastner Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Huntington Ingalls Industries, Inc., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Industries, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher D. Kastner Christopher D. Kastner	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 5, 2024

/s/ Thomas E. Stiehle Thomas E. Stiehle	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2024

/s/ Nicolas Schuck Nicolas Schuck	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 5, 2024

/s/ Kirkland H. Donald Kirkland H. Donald	Chairman	August 5, 2024

/s/ Augustus L. Collins Augustus L. Collins	Director	August 5, 2024

/s/ Leo P. Denault Leo P. Denault	Director	August 5, 2024

Signature	Title	Date

/s/ Craig S. Faller Craig S. Faller	Director	August 5, 2024

/s/ Victoria D. Harker Victoria D. Harker	Director	August 5, 2024

/s/ Frank R. Jimenez Frank R. Jimenez	Director	August 5, 2024

/s/ Anastasia D. Kelly Anastasia D. Kelly	Director	August 5, 2024

/s/ Tracy B. McKibben Tracy B. McKibben	Director	August 5, 2024

/s/ Stephanie L. O’Sullivan Stephanie L. O’Sullivan	Director	August 5, 2024

/s/ Thomas C. Schievelbein Thomas C. Schievelbein	Director	August 5, 2024

/s/ John K. Welch John K. Welch	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

COMMONWEALTH TECHNOLOGY INNOVATION LLC

By:	/s/ Todd Gentry
Name: Todd Gentry
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors Commonwealth Technology Innovation LLC, hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Commonwealth Technology Innovation LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Gentry Todd Gentry	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Secretary, HII Mission Technologies Corp., the Sole Member	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

ENLIGHTEN IT CONSULTING LLC

By:	/s/ Grant Hagen
Name: Grant Hagen
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors Enlighten IT Consulting LLC, hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Enlighten IT Consulting LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant Hagen Grant Hagen	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Secretary, HII Mission Technologies Corp., the Sole Member	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

FLEET SERVICES HOLDING CORP.

By:	/s/ Ryan B. Norris
Name: Ryan B. Norris
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors Fleet Services Holding Corp., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Fleet Services Holding Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan B. Norris Ryan B. Norris	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Edgar A. Green III Edgar A. Green III	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HII FLEET SUPPORT GROUP LLC

By:	/s/ Ryan B. Norris
Name: Ryan B. Norris
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors HII Fleet Support Group LLC, hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Fleet Support Group LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan B. Norris Ryan B. Norris	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Edgar A. Green III Edgar A. Green III	Sole Manager	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HII MISSION TECHNOLOGIES CORP.

By:	/s/ Edgar A. Green III
Name: Edgar A. Green III
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors HII Mission Technologies Corp., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Mission Technologies Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edgar A. Green III Edgar A. Green III	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Edgar A. Green III Edgar A. Green III	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HII NUCLEAR INC.

By:	/s/ Michael K. Lempke
Name: Michael K. Lempke
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors HII Nuclear Inc., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Nuclear Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Lempke Michael K. Lempke	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Michael K. Lempke Michael K. Lempke	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HII SERVICES CORPORATION

By:	/s/ Christopher D. Kastner
Name: Christopher D. Kastner
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors HII Services Corporation, hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Services Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher D. Kastner Christopher D. Kastner	President/Principal Executive Officer	August 5, 2024

/s/ Thomas E. Stiehle Thomas E. Stiehle	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Christopher D. Kastner Christopher D. Kastner	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HII TSD HOLDING COMPANY

By:	/s/ Edgar A. Green III
Name: Edgar A. Green III
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors HII TSD Holding Company, hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII TSD Holding Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edgar A. Green III Edgar A. Green III	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Edgar A. Green III Edgar A. Green III	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HII TECHNICAL SOLUTIONS CORPORATION

By:	/s/ Edgar A. Green III
Name: Edgar A. Green III
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors HII Technical Solutions Corporation, hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Technical Solutions Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edgar A. Green III Edgar A. Green III	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Edgar A. Green III Edgar A. Green III	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HII UNMANNED SYSTEMS, INC.

By:	/s/ Duane W. Fotheringham
Name: Duane W. Fotheringham
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors HII Unmanned Systems, Inc., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Unmanned Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane W. Fotheringham Duane W. Fotheringham	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Edgar A. Green III Edgar A. Green III	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HUNTINGTON INGALLS INCORPORATED

By:	/s/ Christopher D. Kastner
Name: Christopher D. Kastner
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors Huntington Ingalls Incorporated, hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher D. Kastner Christopher D. Kastner	President/Principal Executive Officer	August 5, 2024

/s/ Thomas E. Stiehle Thomas E. Stiehle	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Christopher D. Kastner Christopher D. Kastner	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HUNTINGTON INGALLS INDUSTRIES ENERGY AND ENVIRONMENTAL SERVICES, INC.

By:	/s/ Michael K. Lempke
Name: Michael K. Lempke
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors Huntington Ingalls Industries Energy and Environmental Services, Inc., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Industries Energy and Environmental Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Lempke Michael K. Lempke	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Edgar A. Green III Edgar A. Green III	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

HUNTINGTON INGALLS UNMANNED MARITIME SYSTEMS, INC.

By:	/s/ Edgar A. Green III
Name: Edgar A. Green III
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors Huntington Ingalls Unmanned Maritime Systems, Inc., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Unmanned Maritime Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edgar A. Green III Edgar A. Green III	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Edgar A. Green III Edgar A. Green III	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 5th day of August, 2024.

NEWPORT NEWS NUCLEAR INC.

By:	/s/ Michael K. Lempke
Name: Michael K. Lempke
Title: President/Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors Newport News Nuclear Inc., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Newport News Nuclear Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Lempke Michael K. Lempke	President/Principal Executive Officer	August 5, 2024

/s/ Ashutosh V. Gokhale Ashutosh V. Gokhale	Principal Financial Officer	August 5, 2024

/s/ Nicolas G. Schuck Nicolas G. Schuck	Principal Accounting Officer	August 5, 2024

/s/ Edgar A. Green III Edgar A. Green III	Director	August 5, 2024

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	August 5, 2024

/s/ D.R. Wyatt D.R. Wyatt	Director	August 5, 2024